UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2010

WOOZYFLY INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3768799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

244 Fifth Avenue, Suite 1878, New York, NY, 10001
 (Address of principal executive offices) (zip code)

(949) 903-0468
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2010, WoozyFly, Inc.  (the “Company”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with STW Acquisition, Inc. (“Acquisition Sub”), a wholly owned subsidiary of the Company, STW Resources, Inc. (“Acquiree”) and certain shareholders of STW controlling a majority of the issued and outstanding shares of Acquire.  Pursuant to the Merger Agreement, the Company will be merged into the Acquisition Sub resulting in an exchange of all of the issued and outstanding shares of Acquiree for shares of the Company on a one for one basis. At such time, the Acquiree will become a wholly owned subsidiary of the Company.  The Merger Agreement is subject to the Bankruptcy Court confirmation as well as standard closing conditions.  A copy of the Merger Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Agreement and Plan of Merger for proposed merger between Woozyfly, Inc., Merger Sub, and STW Resources, Inc. dated January 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOOZYFLY, INC.

Date: January 26, 2010	By:	/s/ Eric Stoppenhagen
[Missing Graphic Reference] Name: Eric Stoppenhagen
Title: Interim President